Filed pursuant to Rule 424(b)(3)
File No. 333-255932
Prospectus Supplement dated November 5, 2021
Invesco Dynamic Credit Opportunity Fund
The purpose of this supplement is to provide you with changes to the current Prospectus for Invesco Dynamic Credit Opportunity Fund.
This supplement amends the Prospectus of the above referenced fund (the “Fund”) and is in addition to any other supplement(s), unless otherwise specified. You should read this supplement in conjunction with the Prospectus and retain it for future reference.
The following information is added at the end of the section under the heading “Class A Shares – Class A Shares Purchase Programs” in the prospectus for the Fund:
Financial Intermediary-Specific Arrangements
The financial intermediary-specific waivers, discounts, policies regarding exchanges and conversions, account investment minimums, minimum account balances, and share class eligibility requirements that follow are only available to clients of those financial intermediaries specifically named below and to Invesco funds that offer the share class(es) to which the arrangements relate. Please contact your financial intermediary for questions regarding your eligibility and for more information with respect to your financial intermediary’s sales charge waivers, discounts, investment minimums, minimum account balances, and share class eligibility requirements and other special arrangements. Financial intermediary-specific sales charge waivers, discounts, investment minimums, minimum account balances, and share class eligibility requirements and other special arrangements are implemented and administered by each financial intermediary. It is the responsibility of your financial intermediary (and not the Funds) to ensure that you obtain proper financial intermediary-specific waivers, discounts, investment minimums, minimum account balances and other special arrangements and that you are placed in the proper share class for which you are eligible through your financial intermediary. In all instances, it is the purchaser’s responsibility to notify the Fund or the purchaser’s financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts or other financial intermediary-specific arrangements as disclosed herein. Please contact your financial intermediary for more information regarding the sales charge waivers, discounts, investment minimums, minimum account balances, share class eligibility requirements and other special arrangements available to you and to ensure that you understand the steps you must take to qualify for such arrangements. The terms and availability of these waivers and special arrangements may be amended or terminated at any time.
Merrill Lynch
Shareholders purchasing Fund shares through a Merrill Lynch platform or account will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.
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Front-end Sales Load Waivers on Class A Shares available at Merrill Lynch
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Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan;
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Shares purchased by a 529 Plan (does not include 529 Plan unit or 529-specific share classes or equivalents);
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Shares purchased through a Merrill Lynch affiliated investment advisory program;
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Shares exchanged due to the holdings moving from a Merrill Lynch affiliated investment advisory program to a Merrill Lynch brokerage (non-advisory) account pursuant to Merrill Lynch’s policies relating to sales load discounts and waivers;
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Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch’s platform;
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Shares of funds purchased through the Merrill Edge Self-Directed platform (if applicable);
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family);
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Shares exchanged from Class C (i.e. level-load) shares of the same fund pursuant to Merrill Lynch’s policies relating to sales load discounts and waivers;
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Employees and registered representatives of Merrill Lynch or its affiliates and their family members;
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Directors or Trustees of the Fund, and employees of the Fund’s investment adviser or any of its affiliates, as described in this prospectus; and
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Eligible shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement). Automated
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transactions (i.e. systematic purchases and withdrawals) and purchases made after shares are automatically sold to pay Merrill Lynch’s account maintenance fees are not eligible for reinstatement.
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CDSC Waivers on A and C Shares available at Merrill Lynch
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Death or disability of the shareholder;
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Shares sold as part of a systematic withdrawal plan as described in the Fund’s prospectus;
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Return of excess contributions from an IRA Account;
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Shares sold as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code;
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Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch;
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Shares acquired through a right of reinstatement;
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Shares held in retirement brokerage accounts, that are converted to a lower cost share class due to transfer to a fee based account or platform (applicable to A and C shares only); and
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Shares received through an exchange due to the holdings moving from a Merrill Lynch affiliated investment advisory program to a Merrill Lynch brokerage (non-advisory) account pursuant to Merrill Lynch’s policies relating to sales load discounts and waivers.
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Front-end load Discounts Available at Merrill Lynch: Breakpoints, Rights of Accumulation & Letters of Intent
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Breakpoints as described in this prospectus;
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Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts as described in the Fund’s prospectus will be automatically calculated based on the aggregated holding of fund family assets held by accounts (including 529 program holdings, where applicable) within the purchaser’s household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets; and
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Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time (if applicable).
Ameriprise Financial
The following information applies to Class A shares purchases if you have an account with or otherwise purchase Fund shares through Ameriprise Financial:
Shareholders purchasing Fund shares through an Ameriprise Financial retail brokerage account are eligible for the following front-end sales charge waivers, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.
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Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same Fund (but not any other fund within the same fund family).
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Shares exchanged from Class C shares of the same fund in the month of or following the 7-year anniversary of the purchase date. To the extent that this prospectus elsewhere provides for a waiver with respect to exchanges of Class C shares or conversion of Class C shares following a shorter holding period, that waiver will apply.
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Employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members.
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Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings Accounts, 401(k)s, 403(b) TSCAs subject to ERISA and defined benefit plans) that are held by a covered family member, defined as an Ameriprise financial advisor and/or the advisor’s spouse, advisor’s lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor’s lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant.
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (i.e. Rights of Reinstatement).
Morgan Stanley Wealth Management
Shareholders purchasing Fund shares through a Morgan Stanley Wealth Management transactional brokerage account will be eligible only for the following front-end sales charge waivers with respect to Class A shares, which may differ from and may be more limited than those disclosed elsewhere in this Fund’s Prospectus or SAI.
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Front-end Sales Charge Waivers on Class A Shares available at Morgan Stanley Wealth Management
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Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and
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money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans;
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Morgan Stanley employee and employee-related accounts according to Morgan Stanley’s account linking rules;
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Shares purchased through reinvestment of dividends and capital gains distributions when purchasing shares of the same fund;
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Shares purchased through a Morgan Stanley self-directed brokerage account;
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Class C (i.e., level-load) shares that are no longer subject to a contingent deferred sales charge and are converted to Class A shares of the same fund pursuant to Morgan Stanley Wealth Management’s share class conversion program; and
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Shares purchased from the proceeds of redemptions within the same fund family, provided (i) the repurchase occurs within 90 days following the redemption, (ii) the redemption and purchase occur in the same account, and (iii) redeemed shares were subject to a front-end or deferred sales charge.
Raymond James Financial Services, Inc.
Shareholders purchasing Fund shares through a Raymond James Financial Services, Inc., Raymond James affiliates and each entity’s affiliates (Raymond James) platform or account, or through an introducing broker-dealer or independent registered investment adviser for which Raymond James provides trade execution, clearance, and/or custody services, will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.
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Front-end sales load waivers on Class A shares available at Raymond James
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Shares purchased in an investment advisory program.
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Shares purchased within the same fund family through a systematic reinvestment of capital gains distributions and dividend distributions.
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Employees and registered representatives of Raymond James or its affiliates and their family members as designated by Raymond James.
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement).
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A shareholder in the Fund’s Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the conversion is in line with the policies and procedures of Raymond James.
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CDSC Waivers on Classes A and C shares available at Raymond James
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Death or disability of the shareholder.
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Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus.
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Return of excess contributions from an IRA Account.
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Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s prospectus.
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Shares sold to pay Raymond James fees but only if the transaction is initiated by Raymond James.
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Shares acquired through a right of reinstatement.
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Front-end load discounts available at Raymond James: breakpoints, rights of accumulation, and/or letters of intent
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Breakpoints as described in this prospectus.
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Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Raymond James. Eligible fund family assets not held at Raymond James may be included in the calculation of rights of accumulation only if the shareholder notifies his or her financial advisor about such assets.
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Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at Raymond James may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets.
D.A. Davidson &. Co. (“D.A. Davidson”)
Shareholders purchasing fund shares including existing fund shareholders through a D.A. Davidson platform or account, or through an introducing broker-dealer or independent registered investment advisor for which D.A. Davidson provides trade execution, clearance, and/or custody services, will be eligible for the following sales charge waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.
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Front-End Sales Charge Waivers on Class A Shares available at D.A. Davidson
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Shares purchased within the same fund family through a systematic reinvestment of capital gains and dividend distributions.
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Employees and registered representatives of D.A. Davidson or its affiliates and their family members as designated by D.A. Davidson.
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as Rights of Reinstatement).
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A shareholder in the Fund’s Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the conversion is consistent with D.A. Davidson’s policies and procedures.
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CDSC Waivers on Classes A and C shares available at D.A. Davidson
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Death or disability of the shareholder.
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Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus.
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Return of excess contributions from an IRA Account.
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Shares sold as part of a required minimum distribution for IRA or other qualifying retirement accounts as described in the fund’s prospectus beginning in the calendar year the shareholder turns age 72.
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Shares acquired through a right of reinstatement.
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Front-end sales charge discounts available at D.A. Davidson: breakpoints, rights of accumulation and/or letters of intent
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Breakpoints as described in this prospectus.
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Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at D.A. Davidson. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of rights of accumulation only if the shareholder notifies his or her financial advisor about such assets.
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Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets.
Janney Montgomery Scott LLC (“Janney”)
Shareholders purchasing shares through a Janney brokerage account will be eligible for the following load waivers (front-end sales charge waivers and contingent deferred sales charge (“CDSC”), or back-end sales charge, waivers) and discounts, which may differ from those disclosed elsewhere in this fund’s Prospectus or SAI.
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Front-end sales charge waivers on Class A shares available at Janney
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family).
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Shares purchased by employees and registered representatives of Janney or its affiliates and their family members as designated by Janney.
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within ninety (90) days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (i.e., right of reinstatement).
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Employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans.
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Shares acquired through a right of reinstatement.
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Class C shares that are no longer subject to a contingent deferred sales charge and are converted to Class A shares of the same fund pursuant to Janney’s policies and procedures.
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CDSC waivers on Class A and C shares available at Janney
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Shares sold upon the death or disability of the shareholder.
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Shares sold as part of a systematic withdrawal plan as described in the fund’s Prospectus.
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Shares purchased in connection with a return of excess contributions from an IRA account.
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Shares sold as part of a required minimum distribution for IRA and other retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the fund’s Prospectus.
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Shares sold to pay Janney fees but only if the transaction is initiated by Janney.
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Shares acquired through a right of reinstatement.
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Shares exchanged into the same share class of a different fund.
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Front-end sales charge discounts available at Janney: breakpoints, rights of accumulation, and/or letters of intent
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Breakpoints as described in the fund’s Prospectus.
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Rights of accumulation (“ROA”), which entitle shareholders to breakpoint discounts, will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Janney. Eligible fund family assets not held at Janney may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets.
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Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at Janney Montgomery Scott may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets.
Oppenheimer & Co. Inc. (“OPCO”)
Shareholders purchasing Fund shares through an OPCO platform or account are eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund's prospectus or SAI.
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Front-end Sales Load Waivers on Class A Shares available at OPCO
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Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan
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Shares purchased by or through a 529 Plan
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Shares purchased through an OPCO affiliated investment advisory program
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement).
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A shareholder in the Fund's Class C shares will have their shares converted at net asset value to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the conversion is in line with the policies and procedures of OPCO
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Employees and registered representatives of OPCO or its affiliates and their family members
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Directors or Trustees of the Fund, and employees of the Fund's investment adviser or any of its affiliates, as described in this prospectus
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CDSC Waivers on A and C Shares available at OPCO
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Death or disability of the shareholder
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Shares sold as part of a systematic withdrawal plan as described in the Fund's prospectus
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Return of excess contributions from an IRA Account
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Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching the qualified age based on applicable IRS regulations as described in the prospectus
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Shares sold to pay OPCO fees but only if the transaction is initiated by OPCO Shares acquired through a right of reinstatement
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Front-end load Discounts Available at OPCO: Breakpoints, Rights of Accumulation & Letters of Intent
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Breakpoints as described in this prospectus.
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Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser's household at OPCO. Eligible fund family assets not held at OPCO may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets.
Robert W. Baird & Co. Incorporated (“Baird”)
Shareholders purchasing fund shares through a Baird platform or account will only be eligible for the following sales charge waivers (front-end sales charge waivers and CDSC waivers) and discounts, which may differ from those disclosed elsewhere in this prospectus or the SAI.
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Front-End Sales Charge Waivers on Class A-shares Available at Baird
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund.
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Shares purchased by employees and registered representatives of Baird or its affiliate and their family members as designated by Baird.
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Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as rights of reinstatement).
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A shareholder in the Fund’s Class C Shares will have their shares converted at net asset value to Class A shares of the fund if the shares are no longer subject to CDSC and the conversion is in line with the policies and procedures of Baird.
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Employer-sponsored retirement plans or charitable accounts in a transactional brokerage account at Baird, including 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans. For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.
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CDSC Waivers on Classes A and C shares Available at Baird
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Shares sold due to death or disability of the shareholder.
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Shares sold as part of a systematic withdrawal plan as described in the Fund’s Prospectus.
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Return of excess contributions from an IRA Account.
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Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 72 as described in the Fund’s prospectus.
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Shares sold to pay Baird fees but only if the transaction is initiated by Baird.
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Shares acquired through a right of reinstatement.
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Front-End Sales Charge Discounts Available at Baird: Breakpoints, Rights of Accumulation and/or letters of intent
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Breakpoints as described in this prospectus.
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Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Baird. Eligible fund family assets not held at Baird may be included in the rights of accumulation calculation only if the shareholder notifies his or her financial advisor about such assets.
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Letters of Intent (LOI) allow for breakpoint discounts based on anticipated purchases of within a fund family through Baird, over a 13-month period of time.
Edward D. Jones & Co., L.P. (“Edward Jones”)
Policies Regarding Transactions Through Edward Jones
The following information has been provided by Edward Jones:
The following information supersedes prior information with respect to transactions and positions held in fund shares through an Edward Jones system. Shareholders purchasing Fund shares through the Edward Jones commission and fee-based platforms will be eligible for the following load waivers (front- end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund's prospectus or statement of additional information (“SAI”). In all instances, it is the shareholder's responsibility to inform Edward Jones at the time of purchase of any relationship, holdings of Invesco Funds (including holdings of 529 Plans where Invesco serves as primary distributor), or other facts qualifying the purchaser for discounts or waivers. Edward Jones can ask for documentation of such circumstance. Shareholders should contact Edward Jones if they have questions regarding their eligibility for these discounts and waivers.
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Front-end sales load waivers on Class A shares available at Edward Jones
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Associates of Edward Jones and its affiliates and their family members who are in the same pricing group (as determined by Edward Jones under its policies and procedures) as the associate. This waiver will continue for the remainder of the associate's life if the associate retires from Edward Jones in good-standing and remains in good standing pursuant to Edward Jones' policies and procedures.
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Shares purchased in an Edward Jones fee-based program.
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Shares purchased through reinvestment of capital gains distributions and dividend reinvestment.
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Shares purchased from the proceeds of redeemed shares of the same fund family so long as the following conditions are met: 1) the proceeds are from the sale of shares within 60 days of the purchase, and 2) the sale and purchase are made in the same share class and the same account or the purchase is made in an individual retirement account with proceeds from liquidations in a non-retirement account.
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Shares exchanged into Class A shares from another share class so long as the exchange is into the same fund and was initiated at the discretion of Edward Jones. Edward Jones is responsible for any remaining CDSC due to the fund company, if applicable. Any future purchases are subject to the applicable sales charge as disclosed in the prospectus.
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Exchanges from Class C shares to Class A shares of the same fund, generally, in the 84th month following the anniversary of the purchase date or earlier at the discretion of Edward Jones.
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CDSC Waivers on Classes A and C shares available at Edward Jones
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Death or disability of the shareholder.
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Systematic withdrawals with up to 10% per year of the account value.
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Return of excess contributions from an Individual Retirement Account (“IRA”).
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Shares sold as part of a required minimum distribution for IRA and retirement accounts if the redemption is taken in or after the year the shareholder reaches the qualified age based on applicable IRS regulations.
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Shares sold to pay Edward Jones fees or costs in such cases where the transaction is initiated by Edward Jones.
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Shares exchanged in an Edward Jones fee-based program.
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Shares acquired through NAV reinstatement.
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Shares redeemed at the discretion of Edward Jones for Minimum Balances, as described below.
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Front-end load discounts available at Edward Jones: Breakpoints, Rights of Accumulation & Letters of Intent
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Breakpoint pricing, otherwise known as volume pricing, at dollar thresholds as described in the prospectus.
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Rights of Accumulation (“ROA”) which entitles the shareholder to the applicable sales charge on a purchase of Class A shares will be determined by taking into account all share classes (except certain money market funds and any assets held in group retirement plans) of Invesco Funds (including holdings of 529 Plans where Invesco serves as primary distributor) held by the shareholder or in an account grouped by Edward Jones with other accounts for the purpose of providing certain pricing considerations (“pricing groups”). If grouping assets as a shareholder, this includes all share classes held on the Edward Jones platform and/or held on another platform. The inclusion of eligible fund family assets in the ROA calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation. Money market funds are included only if such shares were sold with a sales charge at the time of purchase or acquired in exchange for shares purchased with a sales charge.
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The employer maintaining a SEP IRA plan and/or SIMPLE IRA plan may elect to establish or change ROA for the IRA accounts associated with the plan to a plan-level grouping as opposed to including all share classes at a shareholder or pricing group level.
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ROA is determined by calculating the higher of cost minus redemptions or market value (current shares x NAV).
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Letters of Intent (“LOI”) allow shareholders to receive sales charge and breakpoint discounts for purchases shareholders intend to make over a 13- month period from the date Edward Jones receives the LOI. The LOI is determined by calculating the higher of cost or market value of qualifying holdings at LOI initiation in combination with the value that the shareholder intends to buy over a 13-month period to calculate the front-end sales charge and any breakpoint discounts. Each purchase the shareholder makes during that 13-month period will receive the sales charge and breakpoint discount that applies to the total amount. The inclusion of eligible fund family assets in the LOI calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation. Purchases made before the LOI is received by Edward Jones are not adjusted under the LOI and will not reduce the sales charge previously paid. Sales charges will be adjusted if LOI is not met.
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If the employer maintaining a SEP IRA plan and/or SIMPLE IRA plan has elected to establish or change ROA for the IRA accounts associated with the plan to a plan-level grouping, LOIs will also be at the plan-level and may only be established by the employer.
Other Important Information Regarding Transactions Through Edward Jones
Minimum Purchase Amounts
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Initial purchase minimum: $250
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Subsequent purchase minimum: none
Minimum Balances
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Edward Jones has the right to redeem at its discretion fund holdings with a balance of $250 or less. The following are examples of accounts that are not included in this policy:
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A fee-based account held on an Edward Jones platform
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A 529 account held on an Edward Jones platform
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An account with an active systematic investment plan or LOI
Exchanging Share Classes
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At any time it deems necessary, Edward Jones has the authority to exchange at NAV a shareholder's holdings in a fund to Class A shares of the same fund.
Stifel, Nicolaus & Company (“Stifel”)
Shareholders purchasing Fund shares through a Stifel platform or account will be eligible only for the following front-end sales charge waivers and discounts, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.
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Front-end Sales Load Waivers on Class A Shares available at Stifel: Breakpoints, Rights of Accumulation & Letters of Intent
▪
Breakpoints as described in this prospectus;
▪
Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts as described in the Fund’s prospectus will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the
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purchaser’s household at Stifel. Eligible fund family assets not held at Stifel may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets; and
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Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Stifel, over a 13-month period of time (if applicable).
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Shares converted from Class C (i.e. level-load) shares of the same fund pursuant to Stifel policies relating to sales load discounts and waivers.
PFS Investments Inc. (“PFSI”)
Policies Regarding Transactions Through PFSI
Shareholders purchasing Fund shares through PFSI are eligible only for the following share classes:
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Class A shares: in non-retirement accounts, individual retirement accounts (IRA), SEP IRAs, SIMPLE IRAs, Keogh Plans, and other account types unless expressly provided for below.
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Class R shares: only in 401(k) plans covering a business owner with no employees, commonly referred to as a one-participant 401(k) plan or solo 401(k).
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Class C shares: only in accounts with existing Class C share holdings.
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